This form is for use by National Banks only. It should be used for publication purposes only, and should not be returned to the FDIC.


Comptroller of the Currency
Administrator of National Banks

  R E P O R T      O F             C O N D I T I O N

Consolidating domestic subsidiaries of the

 UNITED MISSOURI BANK, N.A.
        Name of Bank

 of KANSAS CITY
    City

in the state of Missouri, at the close of business on December 31, 1993, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.
Charter Number 13936   Comptroller of the Currency Midwestern
District



Statement of Resources and Liabilities


ASSETS


                                          Thousands of dollars
    Cash and balances due from depository institutions:


      Noninterest-bearing balances and
      currency and coin                       503,850
      Interest-bearing balances                     0
    Securities                              1,176,018
    Federal funds sold                        207,057
    Securities purchased under
      agreements to resell                          0
    Loans and lease financing receivables:


      Loans and leases, net of
     unearned income                        1,041,120
      LESS: Allowance for loan
               and lease losses                12,013
      LESS: Allocated transfer risk reserve         0

      Loans and leases, net of
          unearned income, allowance,
          and reserve                       1,029,107

      Assets held in trading accounts          83,449
    Premises and fixed assets (including
      capitalized leases)                      74,050
    Other real estate owned                     5,396

    Investments in unconsolidated
     subsidiaries and associated companies          0
    Customers' liability to this bank
          on acceptances outstanding            5,101
    Intangible assets                           2,857
    Other assets                               52,496

    Total asset                             3,139,381




FDIC 8040/54B (3-90)     CONTINUED ON NEXT PAGE



  LIABILITIES

    Deposits:

      In domestic offices                     2,628,918
        Noninterest-bearing                   1,058,876
        Interest-bearing                      1,570,042
    Federal funds purchased                     210,616
    Securities sold under agreements
     to repurchase                                    0
    Demand notes issued to the U.S. Treasury          0
    Other borrowed money                              0

    Mortgage indebtedness and
     obligations under capitalized leases             0
    Bank's liability on acceptances
     executed and outstanding                     5,101
    Subordinated notes and debentures                 0
    Other liabilities                            55,596

  Total liabilities                           2,900,231
    Limited-life preferred stock and
     related surplus                                  0

EQUITY CAPITAL

    Perpetual preferred stock
     and related surplus                              0
    Common stock                                 16,500
    Surplus                                      22,742
    Undivided profits and capital reserves      191,866
    LESS: Net unrealized loss on marketable
      equity securities                          (8,042)
    Total equity capital                        239,150
    Total liabilities, limited-life
     preferred stock, and equity capital      3,139,381

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

 Directors
      J.  LYLE WELLS
      J.  Lyle Wells

      R.C. KEMPER
      R.C. Kemper

      MALCOLM ASLIN
      Malcolm Aslin
                              I, WILLIAM M. TEIWES
                                   William M. Teiwes
                                     Name

                                 Executive Vice President
                                         Title

of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

FDIC 8040/54B (Page 2)
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